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                                                                     EXHIBIT 1B
                          The Sherwin-Williams Company

                           Medium-Term Notes, Series A
                             Due Nine Months or More
                               From Date of Issue

                            Selling Agency Agreement

                                                                February  , 1996
                                                              New York, New York


Salomon Brothers Inc
Seven World Trade Center
New York, N.Y. 10048

Merrill Lynch & Co.
World Financial Center, North Tower
New York, NY 10281


Dear Sirs:

         The Sherwin-Williams Company, an Ohio corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to the aggregate principal amount set forth in Schedule I hereto of its Medium-Term Notes, Series A, Due Nine Months or More from Date of Issue (the "Notes"). The Notes will be issued under an indenture dated as of February 1, 1996 between the Company and Chemical Bank, as trustee (the "Trustee") (the "Indenture"). Unless otherwise specifically provided for and set forth in a supplement to the Prospectus referred to below, the Notes in minimum denominations of $1,000 and in denominations exceeding such amount by integral multiples of $1,000, will be issued only in fully registered form and will have the maturities, annual interest rates and, if appropriate, other terms set forth in such supplement to the Prospectus. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A (the "Procedures"). The Procedures may only be amended by written agreement of the Company and you after notice to, and with the approval of, the Trustee. For the purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the
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capacity as agent for the Company pursuant to Section 2(a) and not as principal
(collectively, the "Agents"), the term the "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to collectively whether at any time any of you is acting in both such capacities or in either such capacity. In acting under this Agreement, in whatever capacity, each of you is acting individually and not jointly.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof.

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") registration statements on such Form (File Numbers: 33-22705 and 333-[ ]), including the same basic prospectus, which have become effective, for the registration under the Act of $450,000,000 aggregate principal amount of debt securities (the "Securities"), including the Notes. The Terms Agreement referred to in Section 2 for any offering of Securities will specify the registration statement under which such Securities are registered or, if portions of such Securities are registered under each of such registration statements, the respective portions thereof. Such registration statements, as amended as of the Execution Time, meet the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and comply in all other material respects with said Rule. The Company has included in such registration statements, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the form of prospectus included in such registration statements relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of Notes the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus Supplement (each a "Pricing Supplement"), specifying the interest rates, maturity dates and, if appropriate, other similar terms of the Notes sold pursuant hereto or the offering thereof. If the Rule 434 Delivery Alternative is used, the Company will also file the Rule 434 Term Sheet in accordance with Rule 434. As filed, such Rule 434 Term Sheet shall
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contain all the information required by Rule 434, and except to the extent the
Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. Upon your request, but not without your agreement, the Company will also file a Rule 462(b) Registration Statement in accordance with Rule 462(b).

         (b) As of the Execution Time, on the respective Effective Dates of each of the registration statements referred to in paragraph (a) above, on the dates of each post-effective amendment thereto, when any supplement to the Prospectus is filed with the Commission, as of the date of a Terms Agreement and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"),
(i) the registration statements, each as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act"), as amended and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder;
(ii) the registration statements, each as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to
(i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any or all of you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).
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         (c) As of the time any Notes are issued and sold hereunder, the
Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such Notes will have been duly authorized, and, when issued to and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture.

         (d) The Company has complied with the provisions of the Laws of Florida, Chapter 92-198 Securities Business with Cuba.

         (e) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean, with respect to each registration statement referred to in paragraph (a) above, each date that such registration statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.
"Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the Effective Date. "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement. If the Rule 434 Delivery Alternative is used, such term shall also include the Basic Prospectus and the Rule 434 Term Sheet, taken together. "Registration Statement" shall mean, collectively, the registration statements referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information and Rule 434 Information deemed to be included therein at the Effective Date as provided by Rule 430A and Rule 434, respectively. "Rule 415", "Rule 424", "Rule 430A, "Rule 434", "Rule 462(b)" and "Regulation S-K" refer to such rules under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 434 Delivery Alternative" shall mean the delivery alternative permitted
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by Rule 434. "Rule 434 Information" shall mean any information to be included in a Rule 434 Term Sheet. "Rule 434 Term Sheet" shall mean the term sheet or abbreviated term sheet delivered by the Underwriters to investors and filed by the Company with the Commission pursuant to Rule 434. "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the final Delayed Offering covered by the initial Registration Statement (file number 333-[ ]). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

         2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to Purchaser. (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

         On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its best efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. Except as provided in Section 2(b), under
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no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any Agent may purchase Notes as principal pursuant to Section 2(b).

         The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

         The Company agrees to pay each Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

         Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Company shall not solicit or accept offers to purchase Notes through any agent (excluding the Company's or its subsidiaries' employees) other than an Agent.

         (b) Subject to the terms and conditions set forth herein, whenever the Company and any of you determines that the Company shall sell Notes directly to any of you as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and, a supplemental agreement relating to such sale. Each such supplemental agreement (which may be either an oral agreement confirmed in writing or a written agreement) is herein referred to as a "Terms Agreement". Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto and shall specify the principal amount of each such Note, the aggregate principal amount of all such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record
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date with respect to each such payment of interest, the Closing Date for such
Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers or a letter from the Company's independent public accountants, as described in Section 6(b). Any such Terms Agreement may also specify the period of time referred to in Section 4(m). Any written Terms Agreement may be in the form attached hereto as Exhibit B. The Purchaser's commitment to purchase Notes shall be deemed to have been made on the basis of the representation and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

         Delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

         Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of Note of identical maturity and (ii) may be resold by such Agent at varying prices from time to time or, if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow any portion of the discount or commission payable pursuant hereto to dealers or purchasers.

         3. Offering and Sale of Notes. Each Agent shall communicate to the Company, orally or in writing, each offer (unless previously rejected by such Agent as provided below) to purchase Notes on terms previously communicated by the Company to such Agent, and the Company shall have the sole right to accept such offers to purchase Notes and may refuse any proposed purchase of Notes in whole or in part for any reason. Each Agent shall have the right, in its discretion reasonably exercised, to reject any such offer received by it in whole or in part. Each Agent and the Company agree to
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perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

         4. Agreements. The Company agrees with each of you that:

         (a) Prior to the termination of the offering of the Notes (including by way of resale by a Purchaser of Notes), the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) a periodic or current report filed under the Exchange Act, (ii) a Supplement relating to any offering of, or a change in the maturity dates, interest rates, issuance prices or other similar terms of, any Notes or (iii) a supplement relating to an offering of Securities other than the Notes) or any Rule 462(b) Registration Statement unless the Company has furnished each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement or Rule 462(b) Registration Statement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. If the Rule 434 Delivery Alternative is used, the Company will also cause the Rule 434 Term Sheet, properly completed, to be filed with the Commission pursuant to Rule 434 within the time period prescribed and will provide evidence satisfactory to the Agents of such timely filing. Upon your request, the Company will cause the Rule 462(b) Registration Statement, properly completed, to be filed with the Commission pursuant to Rule 462(b) and will provide evidence satisfactory to the Agents of such filing. The Company will promptly advise each of you (i) when the Prospectus, any supplement thereto (except for a supplement relating to an offering of Securities other than the Notes), any Rule 434 Term Sheet or any Rule 462(b) Registration Statement, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by
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the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any reasonable proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof;

         (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and ceasing using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (g) of this Section 4 in connection with the preparation or filing of such amendment or supplement are reasonably satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

         (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to each of you copies of such documents. In addition, on or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be
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described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to each of you the information contained or to be contained in such announcement. The Company also will furnish to each of you copies of all material press releases or material announcements furnished to news or wire services. The Company will promptly notify each of you by telephone or telecopy of (i) any decrease in the rating of the Notes or any other debt securities of the Company by Moody's Investors Service Inc. ("Moody's") or Standard & Poor's Corporation ("S&P") or (ii) any written notice received from S&P or Moody's of any intended or contemplated decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change;

         (d) As soon as practicable, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;

         (e) The Company will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request;

         (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes and will arrange for the determination of the legality of the Notes for purchase by institutional investors;

         (g) The Company shall furnish to each of you such documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request;
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         (h) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expense incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the reasonable fees and disbursements, including fees of counsel, incurred in compliance with Section 4(f), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse each of you, upon request, on a monthly basis for all out-of-pocket expenses, if any, incurred by you and approved by the Company in advance, in connection with this Agreement and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement and approved by the Company in advance (which approval may be oral);

         (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in Section 1 of this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amendment or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement. The Company will inform you promptly upon your inquiry of the aggregate amount of Securities registered under the Registration Statement which remain unsold;
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         (j) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes or (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices, the redemption dates (whether pursuant to a sinking fund or otherwise) or other similar terms of any Notes sold pursuant hereto), the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by the chairman of the board, or the president and the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(d) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement;

         (k) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes or (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices, the redemption dates or other similar terms of any Notes sold pursuant hereto), the Company shall furnish or cause to be furnished promptly to each of you a written opinion of counsel of the Company in form reasonably satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, of the same tenor as the opinion referred to in Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement);
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         (l) Each time that the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or the Prospectus, the Company shall cause Ernst & Young LLP, its independent public accountants, promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to each of you, of the same tenor as the letter referred to in Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, Ernst & Young LLP may limit the scope of such letter, which shall be reasonably satisfactory in form to each of you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information; and

         (m) During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser, issue or announce the proposed issuance of any of its debt securities, including Notes, with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement, other than borrowings under its revolving credit agreements and lines of credit and issuances of its commercial paper.

         5. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in Section 1 hereof as of the Execution Time, on the Effective Date, as of the date any supplement to the Prospectus is filed with the Commission and as of each Closing Date, to the accuracy in all material respects of the statements of the Company made in any certificates pursuant to the provisions of this Section 5, to the performance in all material respects by the Company

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of its obligations hereunder and to satisfaction of the following additional conditions in all material respects:

                  (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b), or if the filing of the Rule 434 Term Sheet is required pursuant to Rule 434, the Rule 434 Term Sheet will be filed in the manner and within the time period required by Rule 434; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

                  (b) The Company shall have furnished to each Agent the opinion of the Vice President, General Counsel and Secretary of the Company, dated the Execution Time, to the effect that:

                      (i) the Company has been duly incorporated and is validly
                  existing as a corporation in good standing under the laws of the State of Ohio, with full corporate power to own its properties and conduct its business as described in the Prospectus and is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company's significant subsidiaries (as defined in Rule 405 under the Securities Act) (the "Subsidiaries") are duly incorporated and validly existing as corporations in good standing under the laws of the jurisdiction in which it is organized, each with full corporate power and authority to own its properties and conduct business as described in the Prospectus, and are duly qualified to do business as foreign corporations and are in good standing under the laws of each jurisdiction which requires such qualification wherein each such Subsidiary owns or leases material properties or conducts material business except where the failure to so qualify would not have a material adverse effect on the operations of the Company and its subsidiaries taken as a whole;

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                      (ii) all the outstanding shares of capital stock of the
                  Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                      (iii) the Company's authorized equity capitalization is as incorporated in the Prospectus; and the Notes conform to the description thereof contained in the Prospectus (subject to the insertion in the Notes of the maturity dates, the interest rates and other similar terms thereof which will be described in supplements to the Prospectus as contemplated by the fourth sentence of Section 1(a) of this Agreement);

                      (iv) the Indenture has been duly authorized, executed and
                  delivered, has duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

                      (v) to the knowledge of such counsel, after due inquiry,
                  there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

                      (vi) the Registration Statement has become effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b), or if the Rule 434 Delivery Alternative was used, the required filing of the Rule 434 Term Sheet has been made in the manner and time period required by Rule 434; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement at the Effective Date or at the Execution Time contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                      (vii) this Agreement has been duly authorized, executed
                  and delivered by the Company;

                      (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transac-tions contemplated herein except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Notes as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained;

                      (ix) neither the execution and delivery of the Indenture,
                  the issue and sale of the Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the Amended Articles of Incorporation or Code of Regulations, as amended, of the Company or the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

                      (x) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Ohio or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are reasonably satisfactory to counsel for the Agents and (B) as to matter of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                  (c) The Agents shall have received from Cravath, Swaine & Moore, counsel for the Agents, such opinion or opinions, dated the Execution Time, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably require, and the

         Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

                  (d) The Company shall have furnished to the Agents a certificate of the Company, signed by the chairman of the board or the president and the principal financial or accounting officer of the Company, dated the Execution Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                      (i) the representations and warranties in Section 1 hereof of the Company in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Company has substantially complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

                      (ii) no stop order suspending the effectiveness of the
                  Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                      (iii) since the date of the most recent financial
                  statements included in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus;

                  (e) At the Execution Time, Ernst & Young LLP shall have furnished to the Agents a letter or letters (which may refer to letters previously delivered to the Agents), dated as of the Execution Time, in form and substance reasonably satisfactory to the Agents, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                      (i) in their opinion the audited financial statements and
                  financial statement schedules included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                      (ii) on the basis of a reading of the amounts included or
                  incorporated in the Registration Statement and the Prospectus in response to Item 301 of Regulation S-K and of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information as indicated in their reports incorporated in the Registration Statement and the Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

                                (1) the amounts in the "Selected Financial
                           Data", if any, included or incorporated in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the audited financial statements from which such amounts were derived;

                                (2) any unaudited financial statements included
                           or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                                (3) with respect to the period subsequent to the
                           date of the most recent financial statements (other than any capsule information), audited or unaudited, in or incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the aggregate long-term debt due within one year and long-term debt (exclusive of current portion) of the Company and its consolidated subsidiaries or common stock of the Company or decreases in the shareholders' equity of the Company and its consolidated subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Prospectus to the date of the most recently available monthly unaudited financial information there were any decreases relating to continuing operations, as compared with the corresponding period in the preceding year in total revenue or earnings before income taxes or in the total or per share amounts of net earnings of the Company and its consolidated subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Agents; or

                                (4) the amounts included in any unaudited
                           "capsule" information included or incorporated in the Registration Statement and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                       (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, including the information included or incorporated in Items 1, 2, 5, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                         (iv) if unaudited pro forma financial statements are
                  included or incorporated in the Registration Statement and the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and the acquired company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements; and

                  (f) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

                  If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Agents and their counsel, this agreement and all obligations of any Agent hereunder may be canceled at any time by such Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                  The documents required to be delivered by this Section 5 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Agents, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the date hereof.

                  6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase any Notes will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company in Section 1 of this Agreement as of the date of the Terms Agreement and as of the Closing Date for such Notes, to the performance and observance in all material respects by the Company of all covenants and agreements herein contained on its part to be performed and observed and to satisfaction of the following additional conditions precedent in all material respects:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

                  (b) To the extent agreed to between the Company and the Purchaser in a Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(d) (except that references to the Prospectus shall be to the Prospectus as supplemented at the time of execution of the Terms Agreement), (ii) the opinion of counsel for the Company, dated as of the Closing Date, to the effect set forth in Section 5(b), (iii) the opinion of Cravath, Swaine & Moore, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(c), and (iv) letter of Ernst & Young, dated as of the Closing Date, to the effect set forth in Section 5(e); and

                  (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request, including any further items specified in Exhibit B.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement and an applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                  7. Right of Person Who Agreed to Purchase to Refuse to Purchase. (a) The Company agrees that any person who has agreed to purchase and pay for any Note, including the Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if (a) at the Closing Date therefor, any condition set forth in Section 5 or 6, as applicable, shall not be satisfied.

                  (b) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of Sections 9(b)(i) through (v) shall have occurred (with the judgment of the Agent which presented the offer to purchase such Note being substituted for any judgment of a Purchaser required therein), the effect of which is, in the judgment of the Agent which presented the offer to purchase such Note, so material and adverse as to make it impractical to proceed with the sale and delivery of such Note (it being understood that under no circumstance shall any such Agent have any duty or obligation under this Agreement to the Company or to any such person to exercise the judgment permitted to be exercised under this
     Section 7(b) and Section 9(b)).

                  8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of you, the directors, officers and employees of each of you and each person who controls each of you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse as incurred each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of you specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Prospectus or any preliminary Prospectus shall not inure to the benefit of any of you (or any person controlling any of you) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Prospectus or any preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall indemnify and hold each of you harmless against any loss, claim or damage arising from or as a result of such default by the Company.

                  (b) Each of you agrees to indemnify and hold harmless the Company, each of its employees and directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to such of you furnished to the Company by or on behalf of such of you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" or "Plan of Distribution", of any preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of any of you for inclusion in the documents referred to in the foregoing indemnity, and you, as the Agents, confirm that such statements are correct.

                  (c) Promptly after receipt by an indemnified party under this
     Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
     Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and an additional local counsel, if needed, approved by you in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; and except that, if clause (i) or
     (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 8 is due in accordance with its terms, but is held by a court to be unavailable in whole or in part to hold harmless an indemnified party for any reason (other than an act or omission or such indemnified party), the Company and each of you agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company and one or more of you may be subject in such proportion so that each of you is responsible for that portion as is appropriate to reflect the relative benefits received by the Company and each of you from the offering of the Notes from which such Losses arise; provided, however, that in no case shall any of you be responsible for any amount in excess of the commissions received by such of you in connection with the Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable). If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and each of you shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of each of you in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Notes from which such Losses arise, and benefits received by each of you shall be deemed to be equal to the total commissions received by such of you in connection with the Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable). Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or any of you. The Company and each of you agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any of you within the meaning of the Act or the Exchange Act and each director, officer and employee of any of you shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director, officer and employee of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from other obligation it or they may have hereunder or otherwise than under this paragraph (d).

                  9. Termination. (a) This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated by either the Company as to any of you insofar as this Agreement relates to such of you, giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Section 2(a), Section 4(h), Section 8 and Section 10.

                  (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for any Note to be purchased thereunder, if prior to such time (i) there shall have occurred, subsequent to the agreement to purchase such Note, any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries, taken as a whole, the effect of which is, in the judgment of the Purchaser, so material and adverse as to make it impractical to proceed with the offering or delivery of such Note, (ii) there shall have been, subsequent to the agreement to purchase such Note, any decrease in the rating of any of the Company's debt securities by Moody's or S&P or any formal notice given of any intended or contemplated decrease in any such rating,
     (iii) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange (other than temporarily pending an announcement or development) or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iv) a banking moratorium shall have been declared either by Federal or New York State authorities or (v) there shall have occurred any material outbreak or material escalation of hostilities, declaration by the United States of war or other calamity or crisis, the effect of which on financial markets is such as to make it, in the judgment of the Purchaser, impracticable to proceed with the offering or delivery of such Notes as contemplated by the Prospectus (exclusive of any supplement subsequent to such event).

                  10. Survival of Certain Provisions. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the directors, officers, employees or controlling persons referred to in
     Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(h) and 8 hereof shall survive the termination or cancellation of this Agreement. The provisions of this Agreement (including without limitation Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement. If at the time of termination of this Agreement any Purchaser shall own any Notes purchased pursuant to a Terms Agreement with the intention of selling them, the provisions of Section 4 shall remain in effect until such Notes are resold.

                  11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or telegraphed and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at 101 Prospect Avenue, N.W., Cleveland, Ohio 44115, attention of the Treasurer.

                  12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the directors, officers, employees, and controlling persons referred to in
     Section 8 hereof and, to the extent provided in Section 7, any person will have any right or obligation hereunder.

                  13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                  14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.

                                                   Very truly yours,

                                                   THE SHERWIN-WILLIAMS COMPANY,

                                                     by
                                                       -------------------------
                                                       Title:


The foregoing Agreement is hereby confirmed and accepted as of the date hereof.

SALOMON BROTHERS INC,

  by
    --------------------
    Title:


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

  by
    ----------------------
    Title:

                                                                      SCHEDULE I



Selling Agency Agreement dated [ ], 1996

Registration Statement No. 33-22705 ("Registration Statement 1")

Amount of the Securities registered under Registration Statement 1: $200,000,000

Registration Statement No. 333-[ ] ("Registration Statement 2")

Amount of the Securities registered under Registration Statement 2: $250,000,000

Aggregate Amount of the Securities Registered: $450,000,000

         The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold by each Agent:

                      Maturity Range of Notes                                 % of Principal Amount
                      -----------------------                                 ---------------------
From 9 months to less than 1 year.......................................                     .125%
From 1 year to less than 18 months .....................................                     .150%
From 18 months to less than 2 years.....................................                     .200%
From 2 years to less than 3 years.......................................                     .250%
From 3 years to less than 4 years.......................................                     .350%
From 4 years to less than 5 years.......................................                     .450%
From 5 years to less than 6 years.......................................                     .500%
From 6 years to less than 7 years.......................................                     .550%
From 7 years to less than 10 years......................................                     .600%
From 10 years to less than 15 years.....................................                     .625%
From 15 years to less than 20 years.....................................                     .700%
20 years up to and including 30 years ..................................                     .750%

         Unless otherwise specified in the applicable Terms Agreement, the discount or commission payable to a Purchaser shall be determined on the basis of the commission schedule set forth above.

Address for notices:

         Notices to Salomon Brothers Inc shall be directed to it at Seven World Trade Center, New York, New York 10048, Attention Medium Term Notes Department.

         Notices to Merrill Lynch & Co. shall be directed to it at Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1311, Attention: MTN Product Management.

         Notices to The Sherwin-Williams Company shall be directed to it at 101 Prospect Avenue, N.W., Cleveland, Ohio 44115, Attention Treasurer.

         The Company may satisfy its obligation under subsection (c) of Section 4 of the Selling Agency Agreement to furnish to each of the Agents copies of all documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act by promptly furnishing such documents to Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York, 10019,
Attention: Timothy G. Massad, Esq.

                                                                       EXHIBIT A



                          THE SHERWIN-WILLIAMS COMPANY


                   Medium-Term Note Administrative Procedures
                                 February , 1996

         Medium-Term Notes, Series A, Due Nine Months or More from Date of Issue (the "Notes") are to be offered on a continuing basis by The Sherwin-Williams Company (the "Company"). Salomon Brothers Inc and Merrill Lynch & Co., as agents (individually, an "Agent" and collectively, the "Agents"), have agreed to solicit purchases of Notes issued in fully registered form. The Agents will not be obligated to purchase Notes for their own accounts. The Notes are being sold pursuant to a Selling Agency Agreement among the Company and the Agents dated February , 1996 (the "Agency Agreement"). The Notes will rank equally with all other unsecured and unsubordinated debt of the Company and have been registered with the Securities and Exchange Commission (the "Commission"). Chemical Bank (the "Trustee") is the trustee under the Indenture dated as of February 1, 1996 (the "Indenture").

         The Agency Agreement provides that Notes may also be purchased by an Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by such Agent acting solely as principal, unless otherwise agreed to between the Company and such Agent acting as principal.

         Each Note will be represented by either a Global Security (as defined hereinafter) delivered to Chemical Bank ("Chemical"), as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the Holder thereof or a Person designated by such Holder (a "Certificated Note"). Only Notes denominated and payable in U.S. dollars may be issued as Book-Entry Notes. An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note, except in the event that use of the book-entry system for the Notes is discontinued.

         The procedures to be followed during, and the specific terms of, the solicitation of offers by the Agents and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

         Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in DTC's operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture and the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as "Fixed Rate Notes". Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as "Floating Rate Notes". To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC's operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indenture, DTC's operating requirements and the Agency Agreement shall control.


                                     PART I

                          Administrative Procedures for
                                Book-Entry Notes

         In connection with the qualification of the Book- Entry Notes for eligibility in the book-entry system maintained by DTC, Chemical will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and Chemical to DTC dated as of the date hereof and a Medium-Term Note Certificate Agreement between Chemical and DTC and its obligations as a participant in DTC, including DTC's Same- Day Funds Settlement System ("SDFS").

Issuance:                    On any date of settlement (as defined under
                             "Settlement" below) for one or more Book-Entry
                             Notes,
                             the Company will issue a single global
                             security in fully registered form without coupons
                             (a "Global Security") representing up to $200,000,000 principal amount of all such Book-Entry Notes that have the same original issue date, original issue discount provisions, if any, Interest Payment Dates, Record Dates, reset, extension, repayment, sinking fund and redemption provisions, if any, Maturity Date and, in the case of Fixed Rate Notes, interest rate, or, in the case of Floating Rate Notes, initial interest rate, Base
                             Rate, Index Maturity, Interest Reset Period,
                             Interest Reset Dates, Spread or Spread Multiplier, if any, minimum interest rate, if any, and maximum interest rate, if any (all of the foregoing are collectively referred to as the "Terms"). Each
                             Global Security will be dated and issued as of the date of settlement and authenticated by the Trustee. Each Global Security will bear an original issue date, which will be (i) with respect to an original Global Security (or any portion thereof), the original issue date specified in such Global
                             Security and (ii) following a consolidation of Global Securities, with respect to the Global
                             Security resulting from such consolidation, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such resulting Global
                             Security. No Global Security will represent (i) both Fixed Rate and Floating Rate Book- Entry Notes or (ii) any Certificated Note.

Identification               The Company has arranged with the CUSIP Service
Numbers:                     Bureau of Standard & Poor's Corporation (the "CUSIP
                             Service Bureau") for the reservation of a series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing Book-Entry Notes and book-entry medium-term notes issued by the Company with other series designations. Chemical, the Company and DTC have obtained from the CUSIP
                             Service Bureau a written list of such reserved
                             CUSIP numbers. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global
                             Securities. Chemical will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities. Upon obtaining such additional
                             CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to Chemical and DTC.

Registration:                Global Securities will be issued only in fully
                             registered form without coupons. Each Global
                             Security will be registered in the name of Cede &
                             Co., as nominee for DTC, on the securities register for the Notes maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-

                             Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such participant) in such Book- Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                   Transfers of a Book-Entry Note will be accomplished
                             by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:                   Chemical may deliver to DTC and the CUSIP Service
                             Bureau at any time a written notice of
                             consolidation (a copy of which shall be attached to the resulting Global Security described below) specifying (i) the CUSIP numbers of two or more
                             Outstanding Global Securities that represent (A)
                             Fixed-Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date, or (B) Floating Rate Book-Entry Notes having the same terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest
                             Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including Chemical) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, Chemical will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, Chemical will exchange such Global
                             Securities for a single Global Security bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $200,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $200,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see
                             "Denominations" below).

Maturities:                  Each Book-Entry Note will mature on a date (the
                             "Maturity Date") not less than 9 months after the Original Issue Date for such Note.

Price to Public:             Each Book-Entry Note will be issued at the
                             percentage of principal amount specified in the Prospectus Supplement (as defined in Section 1(c) of the Agency Agreement) or in a Pricing Supplement as defined in the Prospectus Supplement relating to such Note.

Denominations:               The denomination of any Book-Entry Note will be a
                             minimum of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Global
                             Securities will be denominated in principal amounts not in excess of $200,000,000. If one or more
                             Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single
                             Global Security, then one Global Security will be authenticated and issued to represent each $200,000,000 principal amount of such Book-Entry
                             Note or Notes and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global
                             Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:                    General. Except as set forth in the Book-Entry
                             Note, interest, if any, on each Book-Entry Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note and in the Prospectus, as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date or to but excluding the maturity of any payment of principal
                             (hereinafter referred to as "Maturity"), other than a Maturity of a Fixed Rate Book-Entry Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month, or to but excluding the date of redemption or repayment in full of such Book-Entry Note
                             (hereinafter referred to as "Redemption"). Interest payable at the Maturity or upon Redemption of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable.
                             Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related
                             Global Security in the appropriate (daily or weekly) bond report published by Standard & Poor's
                             Corporation.

                             Record Dates. The Record Date with respect to any Interest Payment Date shall be the date 15 calendar days immediately preceding such Interest Payment Date (whether or not a Business Day).

                             Interest Payment Dates on Fixed Rate Book-Entry Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Book-Entry Notes will be made semi-annually on May 1 and November 1 of each year and at Maturity or upon Redemption; provided, however, that in the case of a Fixed Rate Book- Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date. If any Interest Payment Date for a Fixed Rate Book- Entry
                             Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                             Interest Payment Dates on Floating Rate Book-Entry Notes. Interest Payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually, or as specified in the applicable Pricing Supplement. Unless otherwise set forth in the Note, interest will be payable, in the case of Floating Rate Book- Entry Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for a Floating Rate

                             Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Note, except in the case of a Floating Book-Entry Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further that in the case of a Floating Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

                             Notice of Interest Payment and Record Dates. At the written request of the Company, Chemical will deliver to the Company and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes. Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, Chemical, as Calculation Agent, will notify Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

Calculation of Interest:     Fixed Rate Book-Entry Notes. Interest on Fixed Rate
                             Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                             Floating Rate Book-Entry Notes. Interest rates on Floating Rate

                             Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Payment of Principal and     Payment of Interest Only. Promptly after each
Interest:                    Record Date, Chemical will deliver to the Company
                             and DTC a written notice setting forth, by CUSIP number, to the extent then ascertainable, the amount of interest to be paid on each Global
                             Security on the following Interest Payment Date
                             (other than an Interest Payment Date coinciding with Maturity or Redemption) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate bond reports published by Standard & Poor's Corporation. The
                             Company will pay to Chemical, as paying agent, the total amount of interest due on such Interest
                             Payment Date (other than at Maturity or upon Redemption), and Chemical will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment".

                             Payments at Maturity or Upon Redemption. On or about the first Business Day of each month, Chemical will deliver to the Company, DTC and the Trustee a written list of principal and to the extent then ascertainable, interest to be paid on each Global Security maturing (at Maturity or upon Redemption or otherwise) in such month. Chemical, the Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity Date or Redemption Date, as the case may be, of such Global Security. On or before the Maturity Date or Redemption Date, as the case may be, the Company will pay to Chemical, as paying agent, the principal amount of such Global Security, together with interest due at such Maturity Date or Redemption Date, as the case may be. Chemical will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment". If any Maturity Date or Redemption Date of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date or Redemption Date. Promptly after payment to DTC of the principal and interest due at Maturity or upon Redemption of such Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company. On the first Business Day of each month, if Chemical is not the Trustee, then Chemical will deliver to the Trustee a written statement indicating the total principal amount of Outstanding Global Securities as of the immediately preceding Business Day.

                             Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity or upon Redemption shall be paid by the Company to Chemical in immediately available funds no later than 9:30 A.M. (New York City time) on such date, or as soon as possible thereafter. The Company will make such payment on such Global Securities by instructing Chemical to withdraw funds from an account maintained by the Company at Chemical or by wire transfer to Chemical. The Company will confirm any such instructions in writing to Chemical. Prior to 10 A.M. (New York City time) on the Maturity Date or Redemption Date or as soon as possible thereafter, Chemical will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Global Security on such date. On each Interest Payment Date (other than at Maturity or upon Redemption), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between Chemical and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by

                             DTC. None of the Company (as issuer or as paying agent), the Trustee or Chemical shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                             Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedures upon              Company Notice to Trustee Regarding Exercise of
Company's Exercise           Optional Reset. Not less than 50 or more than 60
of Optional Reset or         days before an Optional Reset Date as set forth in
Optional Extension           a Book-Entry Note, the Company will notify the
of Maturity:                 Trustee whether it is exercising its option to
                             reset the Interest Rate or Spread or Spread
                             Multiplier, as the case may be, for such Book-Entry
                             Note, and if so, (i) the new Interest Rate or Spread or Spread Multiplier, as the case may be, for such Book-Entry Note during the period from such Optional Reset Date to the next Optional Reset
                             Date as set forth in such Book- Entry Note or, if there is no such next Optional Reset Date, to the Stated Maturity of such Book-Entry Note (the
                             "Subsequent Interest Period"); and (ii) the provisions, if any, for redemption of such Book-Entry Note during such Subsequent Interest
                             Period, including the date or dates on which or the period or periods during which such redemption may occur during such Subsequent Interest Period.

                             Company Notice to Trustee Regarding Exercise of Optional Extension of Maturity. If the Company elects to exercise an option, as set forth in a Book-Entry Note, to extend the Stated Maturity of such Note, it will so notify the Trustee no less than 50 or more than 60 days before the Stated Maturity of such Book- Entry Note, and will further indicate (i) the new Stated Maturity; (ii) the Interest Rate or Spread or Spread Multiplier, as the case may be, applicable to such extension period and (iii) the provisions, if any, for redemption of such Book-Entry Note during such extension period, including the date or dates on which or the period or periods during which such redemption may occur during such extension period.

                             Trustee Notice to DTC Regarding Company's Exercise of Optional Extension or Reset. Upon receipt of notice from the Company regarding the Company's exercise of either an optional extension of maturity or an optional reset, the Trustee will hand-deliver a notice to DTC not less than 40 days before the Optional Reset Date (in which case a "Reset Notice") or the old Stated Maturity (in which case an "Extension Notice"), as the case may be, which Reset Notice or Extension Notice shall identify such Book-Entry Note by CUSIP number and shall contain the information required by the terms of the Book-Entry Note.

                             Trustee Notice to Company Regarding

                             Option to be Repaid. If, after receipt of either a Reset Notice or an Extension Notice, DTC exercises the option for repayment by tendering the Global Security representing the Book-Entry Note to be repaid as set forth in such Note, the Trustee shall give notice to the Company not less than 22 days before the Optional Reset Date or the old Stated Maturity, as the case may be, of the principal amount of Book-Entry Notes to be repaid on such Optional Reset Date or old Stated Maturity, as the case may be.

                             Company Notice Regarding New Interest Rate or New Spread or Spread Multiplier. If the Company elects to revoke the Interest Rate or Spread or Spread Multiplier and establish a higher interest rate or Spread or Spread Multiplier for an Optional Reset Period or extension period, as the case may be, it shall, not less than 20 days before such Optional Reset Date or old Stated Maturity, so notify the Trustee. The Trustee will immediately thereafter notify DTC of the new Interest Rate or Spread or Spread Multiplier applicable to such Book-Entry Note.

                             Trustee Notice to Company Regarding DTC Revocation of Option to be Repaid. If, after DTC has tendered any Book-Entry Notes for repayment pursuant to an Extension Notice or an Optional Reset Notice, DTC then revokes such tender for repayment, the Trustee shall give notice to the Company not less than five days prior to the old Stated Maturity or Optional Reset Date, as the case may be, of such revocation and of the principal amount of Book-Entry

                             Notes for which tender for repayment has been revoked.

                             Deposit of Repayment Price. On or before any old Stated Maturity where the Maturity has been extended, and on or before an Optional Reset Date, the Company shall deposit with the Trustee an amount of money sufficient to pay the principal amount, plus interest accrued to such old Stated Maturity or Optional Reset Date, as the case may be, for all the Book-Entry Notes or portions thereof which are to be repaid on such old Stated Maturity or Optional Reset Date, as the case may be. Such Trustee will use such money to repay such Book- Entry Notes pursuant to the terms set forth in such Notes.

Procedures upon              Company Notice to Trustee Regarding Exercise of
Company Notice to            Optional Redemption. At least 45 days prior to the
Trustee Regarding            date on which it intends to redeem a Book-Entry
Company's Exercise           Note, the Company will notify the Trustee that it
of Optional Redemption:      is exercising such option with respect to such
                             Book-Entry Note on such date.

                             Trustee Notice to DTC Regarding Company's Exercise of Optional Redemption. After receipt of notice that the Company is exercising its option to redeem a Book-Entry Note, the Trustee will, at least 30 days before the redemption date for such Book-Entry Note, hand deliver to DTC a notice identifying such Book-Entry Note by CUSIP number and informing DTC of the Company's exercise of such option with respect to such Book- Entry Note.

                             Deposit of Redemption Price. On or
                             before any redemption date, the Company shall deposit with such Trustee an amount of money sufficient to pay the redemption price, plus interest accrued to such redemption date, for all the Book-Entry Notes or portions thereof which are to be repaid on such redemption date. Such Trustee will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Payments of Principal        Trustee Notice to Company of Option to be Repaid.
and Interest upon            Upon receipt of notice of exercise of the option
Exercise of Optional         for repayment and the Global Securities
Repayment (Except            representing the Book-Entry Notes so to be repaid
Pursuant to Company's        as set forth in such Notes, the Trustee shall
Exercise of Optional         (unless such notice was received pursuant to the
Reset or Optional            Company's exercise of an optional reset or an
Extension)                   optional extension of maturity, in each of which
                             cases the relevant procedures set forth above are to be followed) give notice to the Company not less than 20 days prior to each Optional Repayment Date of such Optional Repayment Date and of the principal amount of Book-Entry Notes to be repaid on such Optional Repayment Date.

                             Deposit of Repayment Price. On or prior to any Optional Repayment Date, the Company shall deposit with such Trustee an amount of money sufficient to pay the optional repayment price, and accrued interest thereon to such date, of all the Book-Entry Notes or portions thereof which are to be repaid on such date. Such Trustee will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Procedure for Rate           The Company and the Agents will discuss from time
Setting and Posting:         to time the aggregate principal amount of, the
                             issuance price of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agents.
                             If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and Rejection     Each Agent will promptly advise the Company by
of Offers:                   telephone of any offers to purchase Book-Entry
                             Notes received by such Agent. The Company will have the sole right to accept any such offer to purchase
                             Book-Entry Notes. The Company may reject any such orders in whole or in part.

                             Each Agent may, in its discretion reasonably exercised, reject an offer to purchase Book-Entry Notes received by it in whole or in part.

Preparation of Pricing       If an offer to purchase a Book- Entry Note is
Supplement:                  accepted by or on behalf of the Company, the
                             Company, with the approval of the Agent that presented such offer (the "Presenting Agent"), will prepare a pricing supplement (a "Pricing
                             Supplement") reflecting the terms of such Book-Entry Note and will arrange to have 10 copies thereof filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least

                             10 copies thereof (and additional copies if requested) to the Presenting Agent and one copy to the Trustee. The Presenting Agent will cause a Pricing Supplement to be delivered to the purchaser of the Book-Entry Note.

                             The copies of the Pricing Supplement to be sent to the Presenting Agent shall be sent by telecopy or overnight courier to arrive no later than 11:00 a.m., New York City time, on the second business day following the sale date and shall be sent:

                             (a) if to Salomon Brothers Inc, to
                                 it at:

                                 Salomon Brothers Inc
                                 8800 Hidden River Parkway
                                 Tampa, Florida 33167
                                 Attn: Enrique Castro
                                 Tel: 813-558-7165
                                 Telecopy: 813-558-4123

                             (b) if to Merrill Lynch & Co., to
                                 it at:

                                 (i) for overnight, express or special delivery
                                     packages:

                                 Tritech Services
                                 40 Colonial Drive
                                 Piscataway, NJ 08854
                                 Attn: Prospectus Operations/
                                 Nachman Kimerling
                                 Tel: 908-885-2769

                                 (ii) for all other types of deliveries:

                                 Tritech Services
                                 #4 Corporate Place
                                 Corporate Park 287
                                 Piscataway, NJ 08854

                                 Attn: Prospectus Operations/
                                 Nachman Kimerling
                                 Tel: 908-885-2769
                                 Telecopy: 908-885-2775/2776

                                 and, in each case, please send a copy to:

                                 Merrill Lynch & Co.
                                 Merrill Lynch, Pierce, Fenner
                                 & Smith Incorporated
                                 World Financial Center
                                 North Tower
                                 10th Floor
                                 New York, NY 10281
                                 Attn: MTN Product Management
                                 Tel: 212-449-7476
                                 Telecopy: 212-449-2234

                             or to such other address as the Presenting Agent may specify. Receipt of all telecopy transmissions shall be confirmed by telephone.

                             In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Out-dated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Suspension of                The Company reserves the right, in its sole
Solicitation; Amendment      discretion, to instruct the Agents to suspend at
or Supplement:               any time, for any period of time or permanently,
                             the solicitation of orders to purchase Book-Entry
                             Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

                             If the Company decides to amend or supplement the Registration Statement (as defined in Section 1(c) of the Agency Agreement) or the Prospectus (except for a supplement relating to an offering of securities other than the Notes), it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents, the Trustee and Chemical with copies of any supplement and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

                             In the event that at the time the Company suspends solicitation of offers to purchase Book-Entry Notes there shall be any outstanding offers to purchase Book-Entry Notes that have been accepted by the Company but for which settlement has not yet occurred, the Company will promptly advise the Agents, the Trustee and Chemical whether such orders may be settled and whether copies of the Prospectus as supplemented to the time of the suspension may be delivered in connection with the settlement of such sales. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Procedure for Rate           When the Company has determined to change the
Changes:                     interest rates of Book- Entry Notes being offered,
                             it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The
                             Agents will telephone the Company with
                             recommendations as to the changed interest rates.
                             At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time, only
                             "indications of interest" may be recorded.

Delivery of Prospectus:

                             A copy of the Prospectus and a Pricing Supplement relating to a Book-Entry Note must accompany or precede the earliest of any written offer of such Book-Entry Note, confirmation of the purchase of such Book-Entry Note and payment for such Book-Entry Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by the Agents between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or Supplement" above, the Presenting Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by it. The Company will make such delivery if such Book-Entry Note is sold directly by the Company to a purchaser (other than an Agent).

Confirmation:                For each offer to purchase a Book-Entry Note
                             solicited by an Agent and accepted by the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth below and delivery and payment instructions.

Settlement:                  The receipt by the Company of immediately available
                             funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Book-Entry Note shall constitute
                             "settlement" with respect to such Book-Entry Note.
                             All orders accepted by the Company will be settled on the third Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next
                             Business Day following the date of sale.

Details for Settlement:      Settlement Procedures with regard to each
                             Book-Entry Note sold by the Company through any Agent, as agent, shall be as follows:

                             A. The Presenting Agent will advise the Company by
                                telephone of the following settlement
                                information:

                                1. Principal amount of the Book-Entry Note.

                                2. In the case of a Fixed Rate Book-Entry Note,
                                   the
                                   interest rate or, in the case of a Floating
                                   Rate Book-Entry Note, the Base Rate, initial interest rate (if known at such time), Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any).

                                3. Issuance price of the Book-Entry Note.

                                4. Trade and Settlement dates.

                                5. Maturity Date and, if applicable, the
                                   Extension Period and Final Maturity Date.

                                6. Record Dates, Interest Payment Dates and the
                                   Interest Payment Period.

                                7. Optional Reset Dates, if any.

                                8. Redemption provisions, if any.

                                9. Repayment or sinking fund provisions, if any.

                                10. Presenting Agent's DTC participant account
                                    number and commission, to be paid in the form of a discount upon settlement.

                                11. Whether such Book-Entry Note is issued at an
                                    original issue discount and, if so, the
                                    total amount of OID, the yield
                                    to maturity and the initial accrual period
                                    OID.

                                12. Taxpayer identification number of the
                                    purchaser.

                                13. Net proceeds to the Company.

                                14. Any other applicable terms.

                             B. The Company will assign a CUSIP number to the Global Security representing such Book-Entry Note, assign an order number to such Book-Entry Note and then advise Chemical by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number, such order number, the name of the Presenting Agent and any other applicable information. The Company will also notify the Presenting Agent by telephone or electronic transmission of such CUSIP number as soon as practicable. The Company will provide Chemical with registration instructions and Taxpayer Identification Number (if the Note is not to be registered to DTC or its nominee).

                             C. Chemical will enter a pending deposit message through DTC's Participant Terminal System providing the following settlement information to DTC (which shall route such information to Standard &

                                 Poor's Corporation and Interactive Data
                                 Corporation), the Presenting Agent and, upon request, the Trustee:

                                 1. The information set forth in Settlement
                                    Procedure "A".

                                 2. Identification as a Fixed Rate Book-Entry
                                    Note or a Floating Rate Book-Entry Note.

                                 3. Initial Interest Payment Date for such
                                    Book-Entry Note, number of days by which such date succeeds the related Record Date (which, in the case of Floating Rate Book-Entry Notes that reset daily or weekly, shall be the DTC Record Date, which is the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Book-Entry Notes, shall be the Record Date as defined in such Notes) and amount of interest payable on such Interest Payment Date.

                                 4. The Interest Payment Period.

                                 5. CUSIP number of the Global Security
                                    representing such Book- Entry Note.

                                 6. Whether such Global Security will represent
                                    any other Book-Entry Note (to the extent known at such time).

                                 7. Account numbers of participant accounts
                                    maintained by DTC on behalf of the
                                    Presenting Agent and the Trustee.

                             D. To the extent the Company has not already done so, the Company will deliver to the Trustee a Global Security in a form that has been approved by the Company, the Agents and the Trustee.

                             E. The Trustee will complete such Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note in accordance with the terms of the written order of the Company then in effect.

                             F.  DTC will credit such Book-Entry Note to
                                 Chemical's participant account at DTC.

                             G. Chemical will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to Chemical's participant account and credit such Book-Entry Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit Chemical's settlement account for an amount equal to the price of such Book-Entry Note less the Presenting Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by Chemical to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) Chemical is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between Chemical and DTC.

                             H. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book- Entry Note to the Presenting Agent's participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book- Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Book-Entry Note.

                             I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                             J. Chemical will, upon receipt of funds from the Presenting Agent in accordance with Settlement Procedure "G", credit or wire transfer to an account specified by the Company funds available for immediate use in the amount transferred to Chemical in accordance with Settlement Procedure "G".

                             K. The Presenting Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures        For orders of Book-Entry Notes solicited by an
Timetable:                   Agent and accepted by the Company for settlement on
                             the first Business Day after the sale date, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                             Settlement
                             Procedure                             Time
                             ---------                             ----
                             A              11:00 A.M. on the sale date
                             B              12:00 Noon on the sale date
                             C               2:00 P.M. on the sale date
                             D               3:00 P.M. on the day before
                                               settlement
                             E               9:00 A.M. on settlement date
                             F              10:00 A.M. on settlement date
                             G-H             2:00 P.M. on settlement date
                             I               4:45 P.M. on settlement date
                             J-K             5:00 P.M. on settlement date

                             If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date, respectively. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

                             If settlement of a Book-Entry Note is rescheduled or canceled, Chemical will, assuming timely notice thereof, deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:           If Chemical fails to enter an SDFS deliver order
                             with respect to a Book-Entry Note pursuant to Settlement Procedure "G", then, upon written request of the Company (which may be by telecopy)
                             Chemical shall deliver to DTC, through DTC's
                             Participant Terminal System, as soon as
                             practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to Chemical's participant account. DTC will process the withdrawal message, provided that Chemical's participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global
                             Security, the Trustee will cancel such Global
                             Security in accordance with the Indenture and so advise the Company and Chemical, and Chemical will make appropriate entries in its records. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, Chemical will exchange such Book-Entry Note for two Global
                             Securities, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered
                             Global Security.

                             If the purchase price for any Book- Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "H" and "G" respectively.

                             Thereafter Chemical will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent or Chemical, as applicable, on an equitable basis for the loss of the use of funds during the period when they were credited to the account of the Company.

                             Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, Chemical will provide, in accordance with Settlement Procedure "E", for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Trustee and Chemical         Nothing herein shall be deemed to require the
Not to Risk Funds:           Trustee or Chemical to risk or expend its own funds
                             in connection with any payment to the Company, DTC, the Agents or the purchaser, it being understood by all parties that payments made by the Trustee or Chemical to the Company, DTC, the Agents or the purchaser shall be made only to the extent that funds are provided to the Trustee or Chemical for such purpose.

Authenticity of              The Company will cause the Trustee to furnish the
Signatures:                  Agents from time to time with the specimen
                             signatures of each of the Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate Book-Entry Notes, but neither Chemical nor any Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Book-Entry Note.

Payment of Expenses:         Each Agent shall forward to the Company, on a
                             monthly basis, a statement of the out-of-pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agents currently on a monthly basis.

Periodic Statements          Upon the request of the Company, Chemical will send
from Chemical:               to the Company a statement setting forth the
                             principal amount of Book-Entry Notes Outstanding as of that date and setting forth a brief description of any sales of Book-Entry Notes of which the Company has advised Chemical but which have not yet been settled.

                                     PART II

                Administrative Procedures for Certificated Notes

         The Trustee will serve as registrar and transfer agent and authenticating and paying agent in connection with the Certificated Notes.

Issuance:                    Each Certificated Note will be dated and issued as
                             of the date of settlement and authenticated by the Trustee. Each Certificated Note will bear an
                             Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Original Issue
                             Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Registration:                Certificated Notes will be issued only in fully
                             registered form without coupons.

Transfer and Exchanges:      A Certificated Note may be presented for transfer
                             or exchange at the office of the Trustee at
                             Attn: Chemical Bank
                                       55 Water Street
                                       North Building
                                       2nd Floor, Room 234
                                       New York, NY 10041

                             Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different authorized denominations without service charge.

                             Certificated Notes will not be exchangeable for Book-Entry Notes.


Maturities:                  Each Certificated Note will mature on a date not
                             less than 9 months after the date of delivery by the Company of such Certificated Note (the "Closing
                             Date").

Denominations:               The denomination of any Certificated Note
                             denominated in U.S. dollars will be a minimum of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.

Interest:                    General. Interest, if any, on each Certificated
                             Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, and will be calculated and paid in the manner described in such Note and in the Prospectus, as supplemented by the applicable
                             Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Certificated
                             Note will include interest accrued to but excluding the Interest Payment Date or to but excluding
                             Maturity, other than a Maturity of a Fixed Rate
                             Certificated Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month, or to but excluding the date of Redemption.

                             Record Dates. The Record Date with respect to any Interest Payment Date shall be the date 15 calendar days immediately preceding such Interest Payment Date whether or not such date shall be a Business Day.

                             Fixed Rate Certificated Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Certificated Notes will be made semiannually on May 1 and November 1 of each year and at Maturity or upon Redemption; provided, however, that in the case of a Fixed Rate Certificated Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date. If any Interest Payment Date for or the date of Maturity or Redemption of a Fixed Rate Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date or Maturity or Redemption, as the case may be.

                             Floating Rate Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually or as specified in the applicable Pricing Supplement. Interest will be payable, in the case of Floating Rate Certificated Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semiannual Interest Payment Period, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement

                             Procedure "A" below; provided, however, that if any Interest Payment Date for a Floating Rate Certificated Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Note, except in the case of a Floating Rate Certificated Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further, that in the case of a Floating Rate Certificated Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Calculation of Interest:     Fixed Rate Certificated Notes. Interest on Fixed
                             Rate Certificated Notes (including interest for partial periods) will be calculated on the basis of a 360-day year or twelve 30-day months.

                             Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Certificated Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Certificated Note for which the Base Rate is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of Principal
and Interest:

                             The Trustee or Paying Agent, as the case may be, will pay the principal amount of each Certificated Note at Maturity upon presentation of such Certificated Note to the Trustee or Paying Agent, as the case may be. Such payment, together with payment of interest due at Maturity of such Certificated Note, will be made in funds available for immediate use by the Trustee and in turn by the Holder of such Certificated Note. Certificated Notes presented to the Trustee at Maturity for payment will be canceled by the Trustee in accordance with the Indenture. All interest payments on a Certificated Note (other than interest due at Maturity) will be made by check drawn on the Trustee, the Paying Agent, as the case may be, or another Person appointed by the Trustee, mailed by the Trustee to the Person entitled thereto as provided in such Note and the Indenture; provided, however, that the holder of $10,000,000 or more of the Certificated Notes with similar tenor and terms will be entitled to receive such payment by wire transfer in U.S. dollars, but only if the Trustee, or the Paying Agent, as the case may be, shall have received appropriate payment instructions in writing fifteen calendar days prior to any Interest Payment Date. Within 10 days after each Record Date, the Trustee will furnish the Company with a list of interest payments to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificated Notes to the extent ascertainable. The Trustee will provide monthly to the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated Notes maturing in the next month. The Company will provide to the Trustee not later than any payment date sufficient moneys to pay in full all principal and interest payments due on the payment date. The Trustee shall make all such payments in accordance with the terms of the Notes.

                             The Trustee will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                             If the Maturity or Redemption of a Certificated
                             Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment date for the period from and after such Maturity or date of Redemption, as the case may be.

Procedures upon
Company's Exercise of
Optional Reset or
Optional Extension
of Maturity:

                             Company Notice to Trustee Regarding Exercise of Optional Reset. Not less than 50 or more than 60 days before an Optional Reset Date as set forth in a Certificated Note, the Company will notify the Trustee whether it is exercising its option to reset the Interest Rate or Spread or Spread Multiplier, as the case may be, for such Certificated Note, and if so, (i) the new Interest Rate or Spread or Spread Multiplier, as the case may be, for such Certificated Note during the period from such Optional Reset Date to the next Optional Reset Date as set forth in such

                             Certificated Note or, if there is no such next Optional Reset Date, to the Maturity Date of such Certificated Note (the "Subsequent Interest Period"); and (ii) the provisions, if any, for redemption of such Certificated Note during such Subsequent Interest Period, including the date or dates on which or the period or periods during which such redemption may occur during such Subsequent Interest Period.

                             Company Notice to Trustee Regarding Exercise of Optional Extension of Maturity. If the Company elects to exercise an option, as set forth in a Certificated Note, to extend the Maturity Date of such Note, it will so notify the Trustee no less than 50 or more than 60 days before the Maturity Date of such Certificated Note, and will further indicate (i) the new Maturity Date; (ii) the Interest Rate or Spread or Spread Multiplier, as the case may be applicable to such extension period, and (iii) the provisions, if any, for redemption of such Certificated Note during such extension period, including the date or dates on which or the period or periods during which such redemption may occur during such extension period.

                             Trustee Notice to Holders Regarding Company's Exercise of Optional Extension or Reset. Upon receipt of notice from the Company regarding the Company's exercise of either an optional extension of maturity or an optional reset, the Trustee will mail a notice, first class, postage prepaid, to the Holder not less than 40 days before the Optional Reset Date (in which case a "Reset Notice") or the old Maturity Date (in which case an "Extension Notice"), as the case may be, which Reset Notice or Extension Notice shall contain the information required by the terms of the Certificated Note.

                             Trustee Notice to Company Regarding Option to be Repaid. If, after receipt of either a Reset Notice or an Extension Notice, any Holder of a Certificated Note exercises the option for repayment by tendering the Certificated Note to be repaid as set forth in the Certificated Note, the Trustee shall give notice to the Company not less than 22 days before the Optional Reset Date or the old Maturity Date, as the case may be, of the principal amount of Certificated Notes to be repaid on such Optional Reset Date or old Maturity Date, as the case may be.

                             Company Notice Regarding New Interest Rate or New Spread or Spread Multiplier. If the Company elects to revoke the Interest Rate or Spread or Spread Multiplier and establish a higher interest rate or Spread or Spread Multiplier for an Optional Reset Period or extension period, as the case may be, it shall, not less than 20 days before such Optional Reset Date or old Maturity Date, so notify the Trustee. The Trustee will immediately thereafter notify the Holder of such Certificated Note, by first class mail, postage prepaid of the new Interest Rate or Spread or Spread Multiplier applicable to such Certificated Note.

                             Trustee Notice to Company Regarding

                             Holders Revocation of Option to be Repaid. If, after the Holder has tendered any Certificated Notes for repayment pursuant to an Extension Notice or an Optional Reset Notice, such Holder then revokes such tender for repayment, the Trustee shall give notice to the Company not less than five days prior to the old Maturity Date or Optional Reset Date, as the case may be, of such revocation and of the principal amount of Certificated Notes for which tender for repayment has been revoked.

                             Deposit of Repayment Price. On or before any old Maturity Date where the Maturity has been extended, and on or before an Optional Reset Date, the Company shall deposit with the Trustee an amount of money sufficient to pay the principal amount, plus interest accrued to such old Maturity Date or Optional Reset Date, as the case may be, for all the Certificated Notes or portions thereof which are to be repaid on such old Maturity Date or Optional Reset Date, as the case may be. Such Trustee will use such money to repay such Certificated Notes pursuant to the terms set forth in such Notes.

Procedures upon              Company Notice to Trustee Regarding Exercise of
Company's Exercise           Optional Redemption. At least 45 days prior to the
of Optional                  date on which it intends to redeem a Certificated
Redemption:                  Note, the Company will notify the Trustee that it
                             is exercising such option with respect to such Certificated Note on such date.

                             Trustee Notice to Holders Regarding Company's Exercise of Optional Redemption. After receipt of notice that the Company is exercising its option to redeem a Certificated Note, the Trustee will, at least 30 days before the redemption date for such Certificated Note, mail a notice, first class, postage prepaid, to the Holder of such Certificated
                             Note informing such Holder of the Company's exercise of such option with respect to such Certificated Note.

                             Deposit of Redemption Price. On or before any redemption date, the Company shall deposit with such Trustee an amount of money sufficient to pay the redemption price, plus interest accrued to such redemption date, for all the Certificated Notes or portions thereof which are to be repaid on such redemption date. Such Trustee will use such money to repay such Certificated Notes pursuant to the terms set forth in such Notes.

Payments of Principal        Trustee Notice to Company of Option to be Repaid.
and Interest Upon            Upon receipt of notice of exercise of the option
Exercise of Optional         for repayment and the Certificated Notes so to be
Repayment (Except            repaid as set forth in such Notes, the Trustee
Pursuant to Company's        shall (unless such notice was received pursuant to
Exercise of Optional         the Company's exercise of an optional reset or an
Reset or Optional            optional extension of maturity, in each of which
Extension):                  cases the relevant procedures set forth above are
                             to be followed) give notice to the Company not less than 20 days prior to each Optional Repayment Date of such Optional Repayment Date and of the principal amount of Certificated Notes to be repaid on such Optional Repayment Date.

                             Deposit of Repayment Price. On or
                             prior to any Optional Repayment Date, the Company shall deposit with such Trustee an amount of money sufficient to pay the optional repayment price, and accrued interest thereon to such date, of all the Certificated Notes or portions thereof which are to be repaid on such date. Such Trustee will use such money to repay such Certificated Notes pursuant to the terms set forth in such Notes.

Procedure for Rate           The Company and the Agents will discuss from time
Setting and Posting:         to time the aggregate principal amount of, the
                             issuance price of, and the interest rates to be borne by Certificated Notes that may be sold as a result of the solicitation of offers by the Agents.
                             If the Company decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and               Each Agent will promptly advise the Company of any
Rejection of Offers:         offers to purchase Certificated Notes received by
                             such Agent.

                             The Company will have the sole right to accept any such offer to purchase Certificated Notes. The Company may reject any such offer in whole or in part.

                             Each Agent may, in its discretion reasonably exercised, reject any offer to purchase Certificated Notes received by it in whole or in part.

Preparation of               If any offer to purchase a Certificated Note is
Pricing Supplement:          accepted by the Company, the Company, with the
                             approval of the Presenting Agent, will prepare a Pricing Supplement reflecting the terms of such Certificated Note and will arrange to have 10 copies thereof filed with the Commission in accordance with the applicable paragraph of Rule
                             424(b) under the Act and will supply at least 10 copies thereof (or additional copies if requested) to the Presenting Agent and one copy to the Trustee. The Presenting Agent will cause a Pricing
                             Supplement to be delivered to the purchaser of the Certificated Note.

                             The copies of the Pricing Supplement to be sent to the Presenting Agent shall be sent by telecopy or overnight courier to arrive no later than 11:00 a.m., New York City time, on the business day following the sale date and shall be sent to:

                             (a) if to Salomon Brothers Inc, to it at:

                                 Salomon Brothers Inc
                                 8800 Hidden River Parkway
                                 Tampa, Florida 33167
                                 Attn: Enrique Castro
                                 Tel: 813-558-7165
                                 Telecopy: 813-558-4123

                             (b) if to Merrill Lynch & Co., to it at:

                                 (i) for overnight, express or special delivery
                                     packages:

                                 Tritech Services
                                 40 Colonial Drive
                                 Piscataway, NJ 08854
                                 Attn: Prospectus Operations/
                                 Nachman Kimerling
                                 Tel: 908-885-2769

                                 (ii) for all other types of deliveries:

                                 Tritech Services
                                 #4 Corporate Place
                                 Corporate Park 287
                                 Piscataway, NJ 08854
                                 Attn: Prospectus Operations/
                                 Nachman Kimerling
                                 Tel: 908-885-2769
                                 Telecopy: 908-885-2775/2776

                                 and, in each case, please send a copy to:

                                 Merrill Lynch & Co.
                                 Merrill Lynch, Pierce, Fenner
                                 & Smith Incorporated
                                 World Financial Center
                                 North Tower
                                 10th Floor
                                 New York, NY 10281
                                 Attn: MTN Product Management
                                 Tel: 212-449-7476
                                 Telecopy: 212-449-2234
                             or to such other address as the Presenting Agent may specify. Receipt of all telecopy transmissions shall be confirmed by telephone.

                             In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Suspension of                The Company reserves the right, in its sole
Solicitation;                discretion, to instruct the Agents to suspend at
Amendment or                 any time, for any period of time or permanently,
Supplement of                the solicitation of offers to purchase Certificated
Prospectus:                  Notes. Upon receipt of such instructions from the
                             Company, the Agents will forthwith suspend solicitation of offers to purchase Certificated
                             Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

                             If the Company decides to amend or supplement the Registration Statement or the Prospectus (except for a supplement relating to an offering of securities other than the Notes), it will promptly advise the Agents and the Trustee and will furnish the Agents and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, the Company will mail to the Commission for filing therewith any supplement to the Prospectus relating to the Notes, provide the Agents and the Trustee with copies of any such supplement and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

                             In the event that at the time the Company suspends solicitation of offers to purchase Certificated Notes there shall be any outstanding offers to purchase Certificated Notes that have been accepted by the Company but for which settlement has not yet occurred, the Company will promptly advise the Agents and the Trustee whether such sales may be settled and whether copies of the Prospectus as supplemented to the time of the suspension may be delivered in connection with the settlement of such sales. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such sales may not be settled or that copies of such Prospectus may not be so delivered.

Procedure for Rate           When the Company has determined to change the
Changes:                     interest rates of Certificated Notes being offered,
                             it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The
                             Agents will telephone the Company with
                             recommendations as to the changed interest rates.
                             At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders.

                             Until such time, only "indication of interest" may be recorded.

Delivery of Prospectus:      A copy of the Prospectus and Pricing Supplement
                             relating to a Certificated Note must accompany or precede the earliest of any written offer of such Certificated Note, confirmation of the purchase of such Certificated Note and payment for such Certificated Note by its purchaser. If notice of a change in the terms of the Certificated Notes is received by the Agents between the time an order for a Certificated Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or
                             Supplement" above, the Presenting Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Certificated
                             Note sold by it. The Company will make such delivery of such Certificated Note if sold directly by the Company to a purchaser (other than an Agent).

Confirmation:                For each offer to purchase a Certificated Note
                             solicited by an Agent and accepted by the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth below and delivery and payment instructions.

Settlement:                  The receipt by the Company of immediately available
                             funds in exchange for an authenticated

                             Certificated Note delivered to the Presenting Agent and the Presenting Agent's delivery of such Certificated Note against receipt of immediately available funds shall, with respect to such Certificated Note, constitute "settlement". The Closing Date with respect to any offer to purchase Certificated Notes accepted by the Company will be a date on or before the third Business Day next succeeding the date of acceptance unless otherwise agreed by the purchaser and the Company and shall be specified upon acceptance of such offer (but shall be no earlier than the next Business Day following the date of acceptance). The Company will instruct the Trustee to effect delivery of each Certificated Note no later than 1:00 P.M., New York City time, on the Closing Date to the Presenting Agent for delivery to the purchaser.

Details for Settlement:      For each offer to purchase a Certificated Note that
                             is accepted by the Company, the Presenting Agent will provide (unless provided by the purchaser directly to the Company) by telephone the following information to the Company:

                                 1. Exact name of registered owner.
                                 2. Exact address of registered owner and
                                    address for payment of principal and
                                    interest.
                                 3. Taxpayer identification number of registered
                                    owner.
                                 4. Principal amount of the Certificated Note.
                                 5. In the case of a Fixed Rate Certificated
                                    Note,
                                    the interest rate or, in the case of a
                                    Floating Rate Certificated Note, the initial interest rate (if known at such time), Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any).
                                 6. Issuance price (including currency) of the
                                    Certificated Note.
                                 7. Trade or Settlement dates.
                                 8. Maturity Date and, if applicable, the
                                    Extension Period and Final Maturity Date.
                                 9. Interest Payment Dates and the Interest
                                    Payment Period.

                                 10.Whether such Certificated Note is issued at
                                    an original issue discount and, if so, the total amount of OID, the yield to maturity and the initial accrual period OID.
                                 11.Optional Reset Dates, if any.
                                 12.Redemption provisions, if any.
                                 13.Repayment or sinking fund provisions, if
                                    any.
                                 14.Presenting Agent's commission, determined
                                    as provided in Section 2 of the Agency
                                    Agreement, to be paid in the form of a
                                    discount upon settlement.
                                 15.Any other applicable terms.

                             The Presenting Agent will advise the Company by telephone, confirmed in writing of the foregoing information (unless provided by the purchaser directly to the Company) for each offer to purchase a Certificated Note solicited by such Agent and accepted by the Company in time for the Trustee to prepare and authenticate the required Certificated Note. Before accepting any offer to purchase a Certificated Note to be settled in less than three Business Days, the Company shall verify that the Trustee will have adequate time to prepare and authenticate such Certificated Note.

                             After receiving from the Presenting Agent the detail for each offer to purchase a Certificated Note that has been accepted by the Company, the Company will, after recording the details and any necessary calculations, provide appropriate documentation to the Trustee, including the information provided by the Presenting Agent necessary for the preparation and authentication of such Certificated Note by no later than 10:00 A.M. on the Business Day next preceding the Closing Date. Prior to preparing the Certificated Note for delivery (but in any case no later than 10:00 A.M. on the Business Day next preceding the Closing Date therefor), the Trustee will confirm the details of such issue with the Presenting Agent by telephone.

Note Deliveries and          Upon receipt of appropriate documentation and
Cash Payment:                instructions, the Company will cause the Trustee to
                             prepare and authenticate the pre-printed 4-ply
                             Certificated Note packet containing the following documents in forms approved by the Company, the Presenting Agent and the Trustee:

                                 1. Certificated Note with customer receipt.
                                 2. Stub 1 - For the Presenting Agent.
                                 3. Stub 2 - For the Company.
                                 4. Stub 3 - For the Trustee.

                             Each Certificated Note shall be authenticated on the Closing Date therefor. The Trustee will authenticate each Certificated Note and deliver it to the Presenting Agent (and deliver the stubs as indicated above), all in accordance with written instructions (or oral instructions confirmed in writing (which may be given by telex or telecopy) on the next Business Day) from the Company. Delivery by the Trustee of each Certificated Note will be made upon confirmation from the Company that it has received payment therefor (provided that the Company shall have previously notified the Presenting Agent that delivery will not occur until such confirmation).

                             Upon verification ("Verification") by the
                             Presenting Agent that a Note has been prepared and properly authenticated by the Trustee and registered in the name of the purchaser in the proper principal amount and other terms in accordance with the aforementioned written instructions or confirmation, payment will be made to the Company by the Presenting Agent the same day as the Presenting Agent's receipt of the Certificated Note in immediately available funds. Such payment shall be made by the Presenting

                             Agent (i) only upon prior receipt by the Presenting Agent of immediately available funds from or on behalf of the purchaser unless the Presenting Agent decides, at its option, to advance its own funds for such payment against subsequent receipt of funds from the purchaser and (ii) only after the Trustee has made the Certificated Note available for inspection by the Presenting Agent.

                             Upon delivery of a Certificated Note to the Presenting Agent, Verification by the Presenting Agent and the giving of instructions for payment, the Presenting Agent shall promptly deliver such Note to the purchaser.

                             In the event any Certificated Note is incorrectly prepared, the Trustee shall promptly issue a replacement Certificated Note in exchange for the incorrectly prepared Certificated Note.

Failure to Settle:           If the Presenting Agent, at its own option, has
                             advanced its own funds for payment against subsequent receipt of funds from the purchaser, and if the purchaser shall fail to make payment for the Certificated Note on the Closing Date therefor, the Presenting Agent will promptly notify the Trustee and the Company by telephone, promptly confirmed in writing (but no later than the next Business Day).
                             In such event, the Company shall promptly provide the Trustee with appropriate documentation and instructions consistent with these procedures for the return of the Certificated Note to the Trustee and the Presenting Agent will promptly return such Note to the

                             Trustee. Upon (i) confirmation from the Trustee in writing (which may be given by telex or telecopy) that the Trustee has received such Note and (ii) confirmation from the Presenting Agent in writing (which may be given by telex or telecopy) that the Presenting Agent has not received payment from the purchaser (the matters referred to in clauses (i) and (ii) are referred to hereinafter as the "Confirmations"), the Company will promptly pay to the Presenting Agent an amount in immediately available funds equal to the amount previously paid by the Presenting Agent in respect of such Certificated Note. Assuming receipt of the Certificated Note by the Trustee and of the Confirmations by the Company, such payment will be made on the Closing Date, if reasonably practical, and in any event not later than the Business Day following the date of receipt of the Certificated Note and Confirmations. If a purchaser shall fail to make payment for the Certificated Note for any reason other than the failure of the Presenting Agent to provide the necessary information to the Company as described above for settlement or to provide a confirmation to the purchaser within a reasonable period of time as described above or otherwise to satisfy its obligation hereunder or in the Agency Agreement, and if the Presenting Agent shall have otherwise complied with its obligations hereunder and in the Agency Agreement, the Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

                             Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel such Certificated Note, make appropriate entries in its records and dispose of the Certificated Note in accordance with its customary procedures; and upon such action, the Certificated Note will be deemed not to have been issued, authenticated and delivered.

Trustee Not to Risk          Nothing herein shall be deemed to require the
Funds:                       Trustee to risk or expend its own funds in
                             connection with any payment to the Company, the Agents or the purchaser, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Authenticity of              The Company will cause the Trustee to furnish the
Signatures:                  Agents from time to time with the specimen
                             signatures of each of the Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate Certificated Notes but the Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Certificated Note.

Payment of Expenses:         Each Agent shall forward to the Company, on a
                             monthly basis, a statement of the out-of-pocket expenses incurred by such Agent during that month which are reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agents currently on a monthly basis.

Periodic Statements          Upon the request of the Company, the Trustee will
from Chemical:               send to the Company a statement setting forth the
                             principal amount of Certificated Notes Outstanding as of that date and setting forth a brief description of any sales of Certificated Notes of which the Company has advised the Trustee but which have not yet been settled.

                                                                       EXHIBIT B




                          The Sherwin-Williams Company

                          Medium Term Notes, Series A

                    Due 9 Months or More From Date of Issue

                                TERMS AGREEMENT



                                                                           , 199


The Sherwin-Williams Company
101 Prospect Avenue, N.W.
Cleveland, Ohio 44115

Attention:

                 Subject in all respects to the terms and conditions of the
Selling Agency Agreement (the "Agreement") dated February   , 1996, among
Salomon Brothers Inc, Merrill Lynch & Co. and you, the undersigned agrees to purchase the following Notes of The Sherwin-Williams Company:

Principal Amount of each Note:

Aggregate Principal Amount of all Notes:

Specified Currency and Minimum Denominations (if Specified Currency is other than U.S. dollars):

Maturity Date:

Interest Payment Dates:

Interest Rate or Method of Determining:

Record Date:

Interest Reset Dates:

Total Amount of OID:

Initial Redemption Date:

Purchase Price:         % of Principal Amount [plus accrued
                             interest from   , 19  ]

Closing Date and Time:

Place for Delivery of Notes
and Payment Therefor:

Method of Payment:

Modification, if any, in
the requirements to
deliver the documents
specified in Section 6(b)
of the Agreement:

Period during which additional
Notes may not be sold pursuant
to Section 4(m) of the Agreement:

Registration Statements:  $
of such Notes are registered under
Registration Statement No. 33-22705 and
$               of such Notes are
registered under Registration Statement
No. 333-[          ].

                              Salomon Brothers Inc

                              By:
                                 --------------------------
                              Merrill Lynch, Pierce, Fenner
                              & Smith Incorporated

                              By:
                                 --------------------------

Accepted:

The Sherwin-Williams Company

By:
   -------------------------
   Title: